As filed with the Securities and Exchange Commission on October 15, 2026.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

City Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	93-2762122 (I.R.S. Employer Identification Number)

399 Binney Street
Cambridge, MA 02142
(857) 357-2024

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew Orth, M.B.A.
President and Chief Executive Officer
City Therapeutics, Inc.
399 Binney Street
Cambridge, MA 02142
(857) 357-2024

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kingsley L. Taft Sarah Ashfaq Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Andrew Orth, M.B.A. President and Chief Executive Officer City Therapeutics, Inc. 399 Binney Street Cambridge, MA 02142 (857) 357-2024	Darah Protas Evan Leitner Divakar Gupta Richard Segal Cooley LLP 1299 Pennsylvania Avenue, NW, Suite 700 Washington, DC 20004 (202) 842-7800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-299117)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of common stock offered by City Therapeutics, Inc. (the “Registrant”) by 1,597,222 shares, 208,333 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The contents of the Registration Statement on Form S-1, as amended (File No. 333-299117), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, including all amendments and exhibits thereto (the “Prior Registration Statement”), which was declared effective by the Commission on October 15, 2026, are incorporated by reference into this Registration Statement.

The additional shares of common stock that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 of the Prior Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith or incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of Goodwin Procter LLP.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
107	Filing Fee Table.

*	Previously included on the signature page to the Prior Registration Statement, originally filed with the Commission on September 24, 2026 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Massachusetts, on the 15th of October, 2026.

CITY THERAPEUTICS, INC.

By	/s/ Andrew Orth, M.B.A.
	Name:	Andrew Orth, M.B.A.
	Title:	President and Chief Executive Officer

Signature	Title	Date
/s/ Andrew Orth, M.B.A. Andrew Orth, M.B.A.	President, Chief Executive Officer and Director (Principal Executive Officer)	October 15, 2026
/s/ Keith Regnante, M.B.A. Keith Regnante, M.B.A.	Chief Financial Officer (Principal Financial and Accounting Officer)	October 15, 2026
* John Maraganore, Ph.D.	Executive Chair and Director	October 15, 2026
* Barry Greene	Director	October 15, 2026
* Robert Nelsen, M.B.A.	Director	October 15, 2026
* Saraswathy V. Nochur, Ph.D.	Director	October 15, 2026
* Ron Philip	Director	October 15, 2026

*	By: /s/ Andrew Orth, M.B.A.
Andrew Orth, M.B.A.
Attorney-In-Fact